Exhibit 10.7

Framework Agreement for Project Cooperation in Intelligent Deep Processing of Agricultural Products with Plateau Characteristics

Party A:	The People’s Government of Luquan Yi & Miao Autonomous County (hereinafter referred to as Party A) Legal representative: Li Kaide
Title: County Head
Address: No.1, Dongshan Road, Pingshan Street, Luquan Yi & Miao Autonomous County
Tel.: 0871-68999062
Fax: 0871-68999220

Party B:	Yunnan Runcangsheng Technology Co., Ltd. (hereinafter referred to as Party B)
Legal representative: Jiao Huiliang
Title: Chairman
Address: Standardized Plant, Luquan Industrial Park
Tel.: 0871-65368255

In order to fully implement the spirit of the 19th Party Congress, vigorously develop the agriculture with plateau characteristics, accelerate the agricultural special industrial structure adjustment pace, revitalize the rural economy and consolidate the poverty eradication achievements, with respect to the intelligent deep processing of agricultural products with plateau characteristics and turmeric planting industry poverty alleviation development project, Party A and Party B reach the following agreement through several rounds of investigation and negotiation on the basis of equality, voluntariness, good faith and cooperation win-win for the purpose of mutual abidance.

Article 1 Project Cooperation Contents

(I) Name of project: intelligent deep processing of agricultural products with plateau characteristics and turmeric planting industry poverty alleviation development project.

(II) Construction scale and contents:

1. Party B makes an investment of RMB 50,000,000 in 5,000 mu turmeric planting industry poverty alleviation project in Luquan County.

2. Party B makes an investment of RMB 55,000,000 in the intelligent deep processing of agricultural products with plateau characteristics and other series products in Luquan Industrial Park, including the construction of national technical R&D center, office, exhibition center of scientific and technological achievements, GMP traditional Chinese medicine workshop, functional food processing workshop, GMP healthcare food processing workshop and warehouse. The project is implemented by two phases: Phase I work mainly covering the construction of functional food workshop with an area of 1,500 square meters, part of the warehouses with an area of 1,500 square meters will be initiated in November 2020 and put into trial production in March 2021, creating the annual production value of no less than RMB 20,000,000 and annual taxes of no less than RMB 500,000 and promoting the local employment of no less than 40 persons; phase II work covering the traditional Chinese medicine workshop, GMP healthcare food workshop, warehouse, modern office, R&D center and the exhibition center of scientific and technological achievements will be initiated after Party A delivers Plant C and completed in 2021. Completion of these two phases work will create the annual production value of no less than RMB 40,000,000 (calculated as per RMB 300,000/100 square meters), annual minimum taxes of no less than RMB 1,100,000 (calculated as per RMB 8,000/100 square meters) and promote the local employment of no less than 200 persons.

Article 2 Rights and Obligations

(I) Party A’s rights and obligations

1. Party A has the right to conduct supervision and management on Party B’s development, construction and operation according to the laws, regulations and policies.

2. Party A assists Party B in applying for the administrative license required by the construction and production and provides Party B with good investment environment and services.

3. Party A protects Party B’s legal rights and interests under the laws and implements the favorable policies of the state, province and the city.

4. Party A provides two legal buildings (which are Building 1 and Building C) in LQ-G2016T-010 plot in Luquan Industrial Park as the standardized plants, with the total construction area of 13,000 square meters. Such plants are provided with complete ancillary elevators, fire facilities, electricity and water supply and sewage disposal facilities, and will be used by Party B for 5 years by way of reward for compensation of the rent. The production equipment is invested by Party B, and the usage period is calculated since the date on which the water, electricity, elevator, fire and sewage disposal facilities are available. The costs arising from Party B’s use of the water, electricity and elevator and Party B’s maintenance of the elevator and other property management expenses are payable by Party B. During such period, Party B may purchase the aforesaid plants based on its enterprise development demand, and the purchase price will be separately discussed by the parties. Upon expiry of the 5-year period, Party B is entitled to the priority of leasing the plants, and the rent will be charged according to the charging standards of the standardized plant. Where the existing conditions could not satisfy Party B’s business demand, Party B shall re-select the site in Luquan, and Party A shall offer certain favorable policies.

5. Party A considers this project as the County’s critical project and will actively strive for the support policies of the state, province and the city for such project.

(II) Party B’s rights and obligations

1. Upon execution hereof, Party B shall complete the project preliminary work within 30 days, such as the feasibility study report, project approval and registration.

2. Party B shall be responsible for the project environment evaluation, production license and other relevant procedures prior to the project production. Where Party B fails to go through the production license procedures, the losses and legal liabilities incurred thereby shall be assumed by Party B.

3. Party B ensures to complete the commissioning and qualifications identification in March 2021 and concurrently completes the production of the first batch of products.

4. Party A provides Building 1 and Building C (as the standardized plants with the total construction area of 13,000 square meters)to Party B for use for 5 years by way of reward for compensation of the rent. Upon expiry of such period, if Party B intends to continuously use such plants, it shall pay Party A the rent or purchase the aforesaid plants.

5. Based on its production process, Party B shall commence the design and decoration and the purchase of the R&D, office and production equipment. When the cooperation ends, those items added and decorated shall belong to Party A, of which Party B does not make a claim for compensation. Party B shall not destroy or alter the main structure of the plant design, and the plant provided by Party A to Party B may not be unused or sub-leased.

6. During the agreed period, in case the project has been completed and put into production but the taxes and output have not reached the agreed amount, Party B shall unconditionally make a supplemental payment to make up to the annual production value and annual minimum taxes, and the rent shall be charged as per the area corresponding to the agreed tax difference. Where Party B fails to reach the agreed amount in aspect of the taxes and production value successively for 3 years, Party B shall unconditionally withdraw from the park.

7. Party B shall complete the turmeric planting project as scheduled. Party B shall complete the planting of 500 mu turmeric from July 2021 to July 2022, 2,000mu turmeric until July 2022 and 5,000 mu turmeric until July 2023.

8. Party B makes an investment of RMB 55,000,000 in the project construction of intelligent deep processing of agricultural products with plateau characteristics in Chongde Area, Luquan Industrial Park. Such project will be completed at the end of 2021, creating the annual production value of no less than RMB 40,000,000, annual taxes of no less than RMB 1,100,000 and promoting the local employment of no less than 200 persons.

9. Industrial assistance program of the project construction for the registered poor family:

(1) Professional planting technical training for the registered poor family without compensation;

(2) Land circulation expenses: Such expenses are about RMB 4,000,000 per year, and could increase the fix income of the registered poor family. The land circulation expenses are paid by Party B to the farmers based on the actual situations.

(3) Labor service expenses: Such project is the labor-intensive industry. In the whole process of the project development and construction, the financial expenses and labor costs that are about RMB 5,000,000 could increase the daily income of the registered poor family;

(4) Purchase the production materials from the registered poor family (such as the corroded soil, green manure, farm manure) to increase its additional income;

(5) Product buy-back and sales.

Article 3 Dispute Resolution

Dispute arising from this Contract is resolved by and between the parties through negotiation or through the mediation of the departments. In case the negotiation or coordination fails, without prejudice to the level jurisdiction or the exclusive jurisdiction, the parties may legally bring a lawsuit to the People’s Court of Luquan Yi & Miao Autonomous County.

Article 4 Miscellaneous

(I) This Agreement becomes effective since it is signed and sealed by the parties and is protected by the laws.

(II) If and when part of the terms contained herein are in conflict with the national laws and regulations arising from the changes of the national laws and regulations or the defects in certain terms contained herein, such defective terms are subject to the new laws and regulations of the State, and a supplementary agreement shall be re-signed and performed.

(III) Those matters uncovered herein are solved by the parties through negotiation. As for the significant matters, a supplementary agreement may be signed, having the same legal effect as this Agreement.

(IV) Where the project could not be implemented upon execution hereof due to the force majeure, the parties may rescind this Agreement in writing through negotiation. In case of any loss to the other party due to the reasons of any party, upon request, the responsible party shall be accordingly liable. This Contract becomes effective since it is signed and sealed by the parties, and is made into quadruplicate with each party holding two copies. Each copy has the same legal effects.

Legal representative or agent (signature):	Legal representative or agent (signature):

/s/ Li Kaide	/s/ Jiao Huiliang
(signature)	(signature)

November 25, 2020	November 25, 2020

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